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                                                                                             Exhibit 12.1



                                         OHIO CASUALTY CORPORATION

                     EXHIBIT 12.1 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                          (DOLLARS IN THOUSANDS)


                                         Quarter Ended             Year Ended December 31,
                                            March 31,
                                        2003       2002         2001         2000         1999        1998

Pretax income (loss) from
continuing operations               $ 29,785    $ (6,706)   $ 126,388   $ (129,702)   $ 136,889   $ 103,000

Fixed charges:
     Interest expense                  2,538       9,482       11,708       15,632       14,046       3,547
     Amortization of debt expense        135         577        1,909          463          342         340
     One-third of rentals                997       4,321        4,352        4,983        5,134       4,022
                                  -----------  ----------   ----------  -----------  -----------  ----------

                                  -----------  ----------   ----------  -----------  -----------  ----------
            EARNINGS                $ 33,455     $ 7,674    $ 144,357   $ (108,624)   $ 156,411   $ 110,909
                                  ===========  ==========   ==========  ===========  ===========  ==========

Fixed charges:

     Interest expense                  2,538       9,482       11,708       15,632       14,046       3,547
     Amortization of debt expense        135         577        1,909          463          342         340
     One-third of rentals                997       4,321        4,352        4,983        5,134       4,022
                                  -----------  ----------   ----------  -----------  -----------  ----------


                                  -----------  ----------   ----------  -----------  -----------  ----------
            FIXED CHARGES            $ 3,670    $ 14,380     $ 17,970     $ 21,078     $ 19,522     $ 7,909
                                  ===========  ==========   ==========  ===========  ===========  ==========

Ratio of Earnings to Fixed Charges      9.12       0.53*         8.03        (5.15)*       8.01       14.02
                                  ===========  ==========   ==========  ===========  ===========  ==========


Earnings in Excess of Fixed Charges $ 29,785    $ (6,706)   $ 126,388   $ (129,702)   $ 136,889   $ 103,000
                                  ===========  ==========   ==========  ===========  ===========  ==========


  * Due to the Registrant's loss in 2002 and 2000, the ratio coverge was less than 1:1.  The registrant must generate additional earnings of $6,706 and $129,702 in 2002 and 2000, respectively to have achieved a coverage of 1:1.
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